Exhibit 1.01

CONFLICT MINERALS REPORT OF HEWLETT PACKARD ENTERPRISE PURSUANT TO RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934

Hewlett Packard Enterprise Company (“HPE”) presents this Conflict Minerals Report for the reporting period of January 1, 2021 to December 31, 2021 pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 and associated guidance issued by the Securities and Exchange Commission.

Unless otherwise specified or unless the context otherwise requires, references to “we,” “us,” or “our” refer to HPE and its consolidated subsidiaries. Terms or phrases that are italicized the first time they appear in this report have the meanings given in Item 1.01 of Form SD. References to our websites and information available through these websites are not incorporated by reference into this Conflict Minerals Disclosure and Report.

HPE Company Overview

We are a global technology leader focused on developing intelligent solutions that allow customers to capture, analyze, and act upon data seamlessly from edge to cloud. We enable customers to accelerate business outcomes by driving new business models, creating new customer and employee experiences, and increasing operational efficiency today and into the future. Our customers range from small- and medium-sized businesses to large global enterprises and governmental entities. Our legacy dates back to a partnership founded in 1939 by William R. Hewlett and David Packard, and we strive every day to uphold and enhance that legacy through our dedication to providing innovative technological solutions to our customers.

Our Responsible Minerals Program

HPE is committed to the responsible sourcing of minerals used in its products and expects its suppliers to conduct their worldwide operations in a socially and environmentally responsible and sustainable manner, pursuant to HPE’s Supply Chain Social and Environmental Responsibility Policy1 and HPE’s General Specification for the Environment.2 Both policies contain a section on the responsible sourcing of minerals.

We firmly believe that all people are entitled to basic freedoms and standards of treatment, and we embed respect for internationally recognized human rights within our Responsible Minerals Program. We commit to align our approach with the United Nations Guiding Principles on Business and Human Rights, as described in HPE’s Global Human Rights Policy.3 Likewise, we expect our suppliers to uphold and respect human rights, guided by best practice set out in these standards.

1 HPE’s Supply Chain Social and Environmental Responsibility Policy is available at https://www.hpe.com/h20195/v2/Getdocument.aspx?docname=c04797673.
2 HPE’s General Specification for the Environment is available at https://www.hpe.com/h20195/v2/Getdocument.aspx?docname=c04862211&ENW.
3 HPE’s Global Human Rights Policy is available at https://h20195.www2.hpe.com/V2/getpdf.aspx/A00001847ENW.pdf.

As outlined in HPE’s Supply Chain Responsibility: Our Approach guide,4 HPE takes a systematic approach to sensing, understanding, and addressing risk. We re-examine and refine our program each year in light of our experience and emerging best practices.

HPE has been recognized as an industry leader for the company’s efforts to advance the use of responsibly sourced minerals. In February 2021, partly in recognition of HPE’s focus on the responsible sourcing of minerals, the Thomson Reuters Foundation awarded HPE the Stop Slavery Award for the second time in five years. Our goal is to improve the transparency of mineral sourcing within our supply chain, while striving to ensure that the tin, tantalum, tungsten, and gold (collectively, “3TG”) used in our products have not benefited armed groups in the Democratic Republic of the Congo (“DRC”) and the DRC adjoining countries (collectively, the “Covered Countries”). Ultimately, we aim to improve conditions in and around mining communities in the Covered Countries and other Conflict-Affected and High-Risk Areas identified by the presence of armed conflict, widespread violence, or other human rights abuses. Because we believe it is important to avoid the economic and humanitarian impacts associated with an embargo of a particular region, we continue to source – and do not prohibit our suppliers from sourcing – from the Covered Countries and other Conflict-Affected and High-Risk Areas.

Since 2008, HPE has been a member of the Responsible Minerals Initiative (“RMI”), an organization instrumental in developing and advancing programs and shared industry tools such as the Responsible Minerals Assurance Process (“RMAP”),5 the Conflict Minerals Reporting Template (the “CMRT”), and the accompanying CMRT Completion Guide. HPE is an active member of RMI. We participate in RMI workgroups in order to listen, learn, partner, and co- design shared solutions to address challenges and emerging issues in the area of responsible minerals sourcing. Consistent with past years, HPE participates in RMI’s workgroups including the Smelter Engagement Team, Multi-Stakeholder group, Due Diligence Practices Team, Artisanal and Small-Scale Mining Team, and Gold Team. In 2021, we interacted with RMI, representatives from fellow RMI member organizations, and other business, government, non-profit, and supply chain stakeholders on the topic of responsible minerals sourcing in various forums. In April 2021, an HPE representative spoke at the OECD Forum for Responsible Mineral Supply Chains on the topic of shared costs of due diligence throughout the supply chain. At these forums and at other times, we engaged in a series of one-on-one conversations with direct suppliers of materials, parts, components, or products containing necessary conflict minerals (“3TG Direct Suppliers”) and indirect smelters and refiners (“SORs”) to help drive improvement throughout the supply chain. We also met with representatives from peer companies, civil society stakeholders, and RMI to discuss opportunities to continually improve the industry’s approach to responsible minerals sourcing. We provided feedback to RMI and other OECD-aligned, independent assessment programs (such as London Bullion Market Association’s (“LBMA”) Responsible Gold Programme) on opportunities to strengthen the audit protocol and ways to strengthen industry tools, including the CMRT and CMRT Completion
4 HPE’s Supply Chain Responsibility – Our approach is available at https://www.hpe.com/us/en/collaterals/collateral.a00001852enw.HPE-supply-chain-responsibility-E2-80-93-Our-approach-solution-guide.html?rpv=cpf&parentPage=/us/en/about/human-progress/supply-chain-responsibility.
5 RMAP is an RMI program that uses an independent third-party audit of smelter and refiner (“SOR”) management systems and sourcing practices to validate conformance with RMAP protocols and current global standards. The audit employs a risk-based approach to validate SORs’ company level management processes for responsible mineral procurement. RMAP has a cross-recognition policy with other OECD- aligned independent assessment programs in order to reduce audit duplication and support the implementation of the OECD Due Diligence Guidance. Currently these include the Responsible Jewellery Coalition’s (“RJC”) Chain-of-Custody and Code of Practices Program, and the London Bullion Market Association’s (“LBMA”) Responsible Gold Programme.

Guide. We continue to encourage the overall strengthening of audit program requirements such as enhanced integration of human rights and environmental concerns and increased transparency throughout the supply chain.

Our approach to responsible minerals sourcing prioritizes engagement and outreach with 3TG facilities;6 this year we facilitated direct outreach to more than 50 facilities to encourage their involvement in RMAP or another OECD- aligned, independent assessment program. In line with our previous years’ efforts, we also made a financial contribution to RMI funds that enable SORs to undertake audits and conduct risk-based enhanced due diligence. We contributed to the Upstream Due Diligence Fund, which we previously helped launch, to support SORs in conducting mine-level assessments in Conflict-Affected and High-Risk Areas. We also contributed to the Audit Fund for Participating Smelters, to support SORs with the costs of RMAP audits. In our communications with SORs, we encouraged their use of these funds to undertake appropriate supply chain due diligence in accordance with international standards (as described below).

Investing in the social development of mining communities is an important aspect of responsible sourcing. In 2018, HPE became one of the first donors outside of the DRC region to make a financial contribution to KEMET Corporation’s Friends of Kisengo organization, a nonprofit dedicated to effectively and sustainably improving the lives of people in the DRC through an integrated rural development program focused on infrastructure, health, education, and environmental development. HPE has continued to support the mission of Friends of Kisengo by making financial contributions to support the costs of childhood education for approximately 1,500 children in the Kisengo tantalum mining community, located in the DRC. In 2021, we funded over two months of school expenses in Kisengo. Consistent with our disclosure for calendar year 2020, all tantalum smelters reported to be in the supply chain were conformant with RMAP in 2021.

In 2021, HPE joined the Public-Private Alliance for Responsible Minerals Trade, which supports collaborative 3TG initiatives in the DRC region with peer companies and the U.S. government. In addition, in 2021, HPE financially supported the RMI-Pact Partnership for supporting Alternative Livelihoods through a Vocational training program located in cobalt mining communities in the DRC. Further, in 2021, we co-sponsored supplier responsibility trainings with key industry partners to train suppliers on the Responsible Business Alliance (“RBA”) Code of Conduct, including how to meet new expectations for responsible sourcing of minerals. HPE’s Supplier Code of Conduct is based on the RBA Code of Conduct. The training reached over 470 representatives throughout our extended, global value chain, and was facilitated by experts from the RBA and RMI.

HPE Products and Supply Chain

Conflict minerals in the form of 3TG were necessary to the functionality or production of our 2021 products (i.e., were “necessary conflict minerals”). The products containing necessary conflict minerals that HPE manufactured or contracted to manufacture during 2021 are: 1) server, storage, and networking products and 2) certain accessories.

6 3TG facilities are those entities reported by our 3TG Direct Suppliers that are also identified by RMI to be smelters, refiners, recyclers, or scrap processors of conflict minerals.

HPE does not directly purchase 3TG from raw material providers such as smelting or refining facilities nor raw materials from mine sites. Due to our position as a “downstream”7 company several tiers removed from raw materials providers, we set robust standards for our suppliers and engage with a variety of industry members, including RMI, to influence responsible sourcing.

Design of our Due Diligence Measures

We designed our due diligence measures to conform with applicable portions of the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition, OECD 2016) and the related Supplements (collectively, the “OECD Guidance”), which is a nationally or internationally recognized due diligence framework. The design of our due diligence measures reflects our individual facts and circumstances, our downstream position in the minerals supply chain, and the OECD recommendations for downstream actors with no direct relationships to SORs. This design also includes the use of OECD-aligned independent assessment programs to provide information about SORs.

1.Establishment of strong internal company management systems, including a Responsible Minerals Policy;8 a Responsible Minerals Program team with senior management support that reports to the Audit Committee of the Board of Directors; a Supply Chain Transparency System;9 engagement with 3TG Direct Suppliers10 to communicate and reinforce our expectations with respect to necessary conflict minerals; a requirement that 3TG Direct Suppliers immediately begin transitioning all 3TG supply chains to 3TG facilities listed as participating in or successfully completing RMAP or another OECD-aligned independent assessment program or encouraging their known 3TG facilities to participate in such a program; integration of supplier responsible minerals performance, including response timeliness and quality, into sourcing decisions through the use of supplier Social and Environmental Responsibility Scorecards and feedback during business unit reviews with key suppliers; use of internal performance metrics such as the number of supplier responses received and our progress toward internal goals; and a corporate grievance mechanism that is available internally and externally to report concerns, including
7 The OECD Guidance distinguishes between “upstream” and “downstream” actors. Upstream refers to the minerals supply chain from the mine to the smelter or refiner, and upstream companies include miners, local traders or exporters, international concentrate traders, and mineral re-processors. Downstream refers to the minerals supply chain from smelters and refiners to retailers and includes companies like HPE; it also includes metal traders, component manufacturers, product manufacturers, original equipment manufacturers and retailers.
8 HPE’s Supply Chain Social and Environmental Responsibility Policy and HPE’s General Specification for the Environment Standards both contain sections on responsible minerals, and collectively serve as HPE’s Responsible Minerals Policy. HPE’s Supplier Code of Conduct also includes a section on responsible sourcing, alongside the topics of labor, health and safety, environment, ethics, and management systems.
9 The OECD Guidance sets forth specific recommendations for all downstream companies to establish a system of controls and transparency over the mineral supply chain: “Introduce a supply chain transparency system that allows the identification of the smelters/refiners in the company’s mineral supply chain through which the following information on the supply chain of minerals from “red flag locations of mineral origin and transit” should be obtained: the identification of all countries of origin, transport and transit for the minerals in the supply chains of each smelter/refiner.”
10 3TG Direct Suppliers are direct suppliers of materials, parts, components, or products containing necessary conflict minerals.

those related to the responsible sourcing of minerals. We encourage anyone with a concern to raise it, and provide multiple channels to raise concerns.11 Reports are confidential and can be made anonymously where local law allows. We take each and every report seriously, review every concern raised, respond promptly, and investigate alleged violations as appropriate. We also encourage the use of the global, cross-industry Minerals Grievance Platform, a platform developed in collaboration by RMI, the LBMA, and the Responsible Jewellery Coalition (“RJC”) to screen and address grievances linked to SORs present in minerals supply chains. Any member of the public or representative from an organization can submit an attributed or anonymous grievance, which is reviewed by C4ADS, an independent third-party non-profit organization. C4ADS compiles the grievances (including those from public sources, such as news articles, reports, and blogs), prepares investigative dossiers on the grievances, supports analysis of such grievances, tracks the mitigation progress, and shares a summary of the outcome with relevant platform participants. HPE has participated in the platform by submitting grievances based on potential concerns raised through various channels, analyzing and tracking grievances, and suggesting opportunities for the platform’s continual improvement. In 2021, in an attempt to further increase the use of the Minerals Grievance Platform, we added a web link to the platform to our Living Progress, Supply Chain Responsibility Website. HPE assesses its suppliers on their responsible minerals company management systems by commissioning third-party audits of certain 3TG Direct Suppliers to assess conformance with HPE’s Supplier Code of Conduct, which includes an assessment on the responsible sourcing of minerals, alongside the topics of labor, health and safety, environment, ethics, and management systems. Beginning in 2021, HPE uses a specialized third party platform to support supplier data management and verification. Over the past two years, we updated HPE’s Supply Chain Social and Environmental Responsibility Policy, HPE’s Global Human Rights Policy, HPE’s General Specification for the Environment Standards, and HPE’s Supplier Code of Conduct to align with our expectations and the OECD Guidance.12

2.Identification and assessment of risks in the supply chain, including through the Supply Chain Transparency System, the mechanism by which risks are identified and assessed in the supply chain. The system is designed to support the Responsible Minerals Program team in systematically surveying, collecting, and analyzing information relating to 3TG facilities.

3.Design and implementation of a strategy to respond to such risks as they are identified, including assessment of information on facilities’ due diligence practices, formulation of a risk management plan, and reporting to senior management. If suppliers fail to meet HPE standards, we engage with suppliers to support their improvement, in accordance with the framework of progressive improvement under the OECD Guidance. We also directly contact 3TG facilities to request their participation in RMAP or another OECD-aligned, independent assessment program and recommend they leverage technical assistance and financial support resources through RMI, including the financial support funds to which HPE contributes.

4.Support of industry organizations to carry out independent third-party audits of facilities’ due diligence practices, including through our membership and active participation in RMI (member ID HPE), the industry initiative that conducts audits and assessments of facilities’ due diligence activities. We rely on the RMI program and OECD-aligned independent assessment programs cross-recognized by RMI to determine if 3TG facilities reported by our suppliers are conformant with audit
11 HPE’s Report Ethics Concerns website is available at https://www.hpe.com/us/en/about/governance/report-ethics-concerns.html.
12 HPE’s Supplier Code of Conduct is available at https://psnow.ext.hpe.com/doc/c04797632.

standards. To further the mission of RMI and support the cost-sharing of due diligence throughout the supply chain, HPE contributes to RMI’s Audit Fund for Participating Smelters and the Upstream Due Diligence Fund, which supports SORs with the costs of RMAP audits and the costs associated with enhanced, upstream due diligence. We also provide feedback to industry audit programs related to increased transparency and continual improvement.

5.Annual reporting through this Conflict Minerals Report and in our Living Progress Report.13

Description of Our Due Diligence Measures Performed

In 2021, we undertook the following due diligence measures with respect to the source and chain of custody of necessary conflict minerals contained in our products:

•compared reported 3TG facilities to the facilities that are listed by RMI as either RMAP conformant or active;14
•reached out (either directly or through a third party) to 3TG facilities with unknown sourcing to provide responsible minerals sourcing education, collect information (such as country of origin of necessary conflict minerals related to the supply chain for HPE’s products), or encourage participation in RMAP;
•if any 3TG Direct Supplier reported to us a facility for which we had information that identified a relevant concern, then we asked the supplier to investigate whether or not that facility contributed 3TG to our products, and, if so, to take steps to remove the facility from our supply chain;
•supported RMAP through our membership and participation in RMI;
•encouraged 3TG facilities to join RMAP and leverage available financial and technical assistance resources, as applicable;
•asked HPE’s 3TG Direct Suppliers to encourage the facilities in their supply chain to join RMAP;
•participated in the Minerals Grievance Platform (see detailed description above), which enables stakeholders to share information and resources to address grievances relating to SORs present in minerals supply chains, and regularly provided feedback to the platform developers on suggested platform improvements to drive efficiencies and transparency; and
•proactively considered information outside of the audit program from credible external sources such as government agency and NGO reports.

We reviewed the results of our due diligence with senior management, including the Senior Vice President & Chief Ethics and Compliance Officer.

Results

Below we set forth the results of our due diligence as well as our progress toward DRC conflict free products. We provide both a snapshot of our total progress as well as our progress with respect to each 3TG metal. Our suppliers reported 334 total 3TG facilities in 2021, over 99% of which (as of the 2022 Cut-Off Date)15 are conformant with or active with an OECD- aligned independent assessment program, are believed to source from outside the Covered Countries, or
13 HPE’s Living Progress Report is available at https://www.hpe.com/us/en/living-progress.html.
14 RMI lists as “active” those smelters or refiners that are engaged in RMAP and progressing toward an audit but not yet conformant.
15 The “2022 Cut-Off Date” is the date, March 31, 2022, by which HPE stops accepting new conflict minerals data from its 3TG Direct Suppliers for purposes of identifying the RMAP status of smelters or refiners that have been identified in our supply chain.

are exclusively providing conflict minerals from recycled or scrap sources. Additional information on the status of individual 3TG facilities is provided in Attachment B.

Due Diligence Results for 3TG Facilities

Our approach prioritizes engagement and outreach with 3TG facilities, and when we learn of 3TG facilities that are not yet participating in an OECD-aligned independent assessment program, we seek out and consider other credible sources of information on these facilities. Due to our position as a downstream company several tiers removed from smelters or refiners, our direct suppliers often cannot provide information on 3TG sourcing that is specific to HPE products; therefore, our ability to trace 3TG in our products to the smelter or mine level has limits; conversely, as further explained in Attachment B, the reported presence of a 3TG facility in our suppliers’ supply chain does not necessarily mean that 3TG from that facility was used in HPE products. Our results, accordingly, may fluctuate depending on the resources and abilities of our suppliers (and their suppliers), the economic leverage we can exercise in a particular scenario, and the quality of information available to us, among other factors. In 2021, we continued to focus on obtaining data relevant to the manufacturing of HPE products, requesting HPE-specific submissions from our 3TG Direct Suppliers.

We measure our results in part based on the number of all 3TG facilities reported to us by our supply chain that are listed as participating in, or that have successfully completed an OECD-aligned independent assessment program. Because participation in an audit program, such as RMAP, provides us (a downstream company) with a level of assurance of an upstream facility’s sourcing practices, we track and report on this participation. Where additional information is available to us as a result of our due diligence or RCOI efforts, we also consider whether any of the 3TG facilities not yet participating in an audit program may nonetheless be providing minerals that are DRC conflict free because they are sourced from outside the Covered Countries or are exclusively derived from recycled or scrap sources. Because many of our 3TG Direct Suppliers continued to submit company level reporting templates, we are unable to confirm whether several non-conformant 3TG facilities are active in our supply chain; we continue to engage with our suppliers to improve due diligence efforts and transparency.

Attachment A to this Conflict Minerals Report includes (to the extent information was available) the countries from which the supplier-reported SORs may have sourced necessary conflict minerals.

Attachment B to this Conflict Minerals Report sets forth the name and status of the supplier-reported 3TG facilities.

Progress toward DRC Conflict Free by Metal

We also measure our progress toward DRC conflict free products by metal. Chart 1 further expands on our results by providing for each metal the number and percentage (as of the 2022 Cut-Off Date) of all supplier-reported 3TG facilities that were either RMAP conformant or active (or cross-recognized by RMI), and/or that we reasonably believe exclusively source conflict minerals from recycled or scrap sources or from outside of the Covered Countries.

Chart 1 Progress toward DRC Conflict Free by Metal

	Supplier- Reported 3TG Facilities	Progress toward DRC Conflict Free	Percentage
Tantalum Facilities	38	38	100%
Tin Facilities	82	82	100%
Tungsten Facilities	50	50	100%
Gold Facilities	164	163 [16]	99%
Total	334	333	>99%
Participation in RMAP

RMAP is an OECD- aligned, independent assessment program that uses an independent third-party audit of SOR management systems and sourcing practices to validate conformance with RMAP protocols and current global standards. The audit employs a risk-based approach to validate SORs’ company level management processes for responsible mineral procurement. The RMAP standards are developed to meet the requirements of the OECD Due Diligence Guidance, the Regulation (EU) 2017/821 of the European Parliament and the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act. Facilities that are either RMAP conformant or active are considered participating in RMAP. Chart 2 provides, for each metal, the RMAP participation by number and percentage (as of the 2022 Cut-Off Date) of all supplier-reported 3TG facilities. Again in 2021, all of the tantalum smelters reported to be in our supply chain are conformant with RMAP. The RMAP status of individual 3TG facilities is set forth in Attachment B.

Chart 2 Overall Participation in RMAP

	Total	RMAP Conformant	RMAP Active	Percentage RMAP Participating
Tantalum Facilities	38	38	0	100%
Tin Facilities	82	53	13	80%
Tungsten Facilities	50	42	5	94%
Total	334	241	24	79%

Efforts to Determine the Mine or Location of Origin with Greatest Possible Specificity

As a downstream actor, we rely upon independent assessment programs to collect and review the majority of the upstream information, such as the mine or location of origin of necessary conflict minerals. Consistent with the key role set forth by the OECD Guidance for a downstream actor like us, our efforts to facilitate upstream mine or location of origin determinations were focused on support of OECD-aligned independent assessment programs such as RMAP.

To determine the mine or location of origin of necessary conflict minerals, or to facilitate such determinations by audit programs, we:

•surveyed 3TG Direct Suppliers during the reporting period of this Conflict Minerals Report using the CMRT (which included questions about the mine or location of origin)
16 One reported 3TG facility is listed as active with RMAP, however, additional information from our due diligence suggests that the facility sources from the Covered Countries and that it may not become RMAP conformant. Thus, we have not included it in the progress toward DRC conflict free category.

and required those suppliers to make similar efforts to survey their supply chains using the CMRT;
•reviewed information obtained through those surveys on 3TG facilities, and any mine or location of origin information if it was provided; and
•assessed any information on countries of origin available through our membership in RMI for 3TG facilities (As part of the RMAP audit protocol, the independent auditor makes an examination of the countries of origin and the location of the mine, even if the specific mine or location of origin for these minerals within a given country is not provided to RMI members).

Steps to Further Mitigate Risk and Improve Due Diligence in 2022

In our journey to responsibly source minerals used in our products, we plan to continue the activities described in the “Design of Our Due Diligence Measures” section of this Conflict Minerals Report. Additionally, we will continue to explore opportunities to improve our approach and execution in order to better mitigate any risk that necessary conflict minerals in our products finance or benefit an armed group or further negatively impact communities or the environment. To this end, we will:

•engage with 3TG Direct Suppliers to update information provided to us and engage potentially new in- scope suppliers to understand our responsible sourcing expectations, including our Responsible Minerals Policy;
•encourage 3TG Direct Suppliers that provided company level information in 2021 to provide HPE-specific information for 2022;
•repeat our request that 3TG Direct Suppliers encourage facilities they have identified in their supply chains to join the RMAP and encourage their transition to exclusively source from conformant and active 3TG facilities, and monitor their progress toward that objective;
•support the development of RMAP, including outreach efforts to encourage participation in the program;
•strengthen internal and external partnerships to identify and mitigate minerals risks, investigate the materiality and social, environmental, and human rights impact of minerals in our products beyond 3TG, and enhance HPE’s due diligence capabilities;
•continue to monitor best practices and work with stakeholders to contribute to the development of novel and impactful solutions in Conflict- Affected and High-Risk Areas; and
•explore opportunities to further HPE’s mission to advance the way people live and work as it relates to the responsible sourcing of minerals.

Attachment A
Countries of Origin
Based on information available from RMI as of the 2022 Cut-Off Date and additional research by our external expert consultant, we believe that the countries of origin of the necessary conflict minerals from supplier-reported SORs may include the following countries.

Covered Countries	Outside Covered Countries
Burundi	Australia
Congo, Democratic Republic of the	Belgium
Rwanda	Bolivia
Tanzania	Brazil
Burkina Faso
Canada
China
Colombia
Côte d'Ivoire
Egypt
French Guinea
Germany
Ghana
Guyana
Honduras
Indonesia
Japan
Kazakhstan
Korea, Republic of
Kyrgyzstan
Laos
Mali
Mexico
Mozambique
Myanmar
Namibia
New Zealand
Nigeria
Papua New Guinea
Peru
Philippines
Poland
Russia
Serbia
South Africa
Sweden
Tajikistan

Covered Countries	Outside Covered Countries
Thailand
Turkey
United States of America
Uzbekistan
Vietnam
Zimbabwe

Attachment B
3TG Facility List
This 3TG Facility List sets forth the name, location, and status of all 334 of the 3TG facilities our suppliers reported to us. It is the result of our review of data from several sources, including information reported to us by 3TG Direct Suppliers, obtained through supplemental engagement with certain 3TG facilities, and from RMI. Inclusion on this list is not necessarily an indication that any particular facility supplies materials that are ultimately incorporated into HPE products. In many cases facility information was provided to us for the entire supply chain of 3TG Direct Suppliers, and did not identify with specificity those 3TG facilities believed to contribute necessary conflict minerals to any of our products.

Metal	Facility Name[1]	Facility Location[2]	Status[3]
Gold	8853 S.p.A.	ITALY	Conformant
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Non Conformant
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Alexy Metals	UNITED STATES OF AMERICA	Active
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	Asahi Pretec Corp.	JAPAN	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Not yet participating
Gold	AU Traders and Refiners	SOUTH AFRICA	Non Conformant
Gold	Augmont Enterprises Private Limited	INDIA	Active
Gold	Aurubis AG	GERMANY	Conformant
Gold	Bangalore Refinery	INDIA	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	Boliden AB	SWEDEN	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	Active
Gold	Caridad	MEXICO	Not yet participating
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant
Gold	Cendres + Métaux S.A.	SWITZERLAND	Conformant
Gold	CGR Metalloys Pvt Ltd.	INDIA	Not yet participating
Gold	Chimet S.p.A.	ITALY	Conformant
Gold	Chugai Mining	JAPAN	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Not yet participating
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Not yet participating
Gold	DODUCO Contacts and Refining GmbH	GERMANY	Conformant

Metal	Facility Name[1]	Facility Location[2]	Status[3]
Gold	Dowa	JAPAN	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	Not yet participating
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	Not yet participating
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	Not yet participating
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	Not yet participating
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Active
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Gold Coast Refinery	GHANA	Not yet participating
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Not yet participating
Gold	Guangdong Jinding Gold Limited	CHINA	Non Conformant
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Not yet participating
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Not yet participating
Gold	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA	Not yet participating
Gold	Heraeus Germany GmbH Co. KG	GERMANY	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Not yet participating
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	Not yet participating
Gold	HwaSeong CJ Co., Ltd.	KOREA, REPUBLIC OF	Not yet participating
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant
Gold	Italpreziosi	ITALY	Conformant
Gold	JALAN & Company	INDIA	Not yet participating
Gold	Japan Mint	JAPAN	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	K.A. Rasmussen	NORWAY	Not yet participating
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Not yet participating

Metal	Facility Name[1]	Facility Location[2]	Status[3]
Gold	Kazzinc	KAZAKHSTAN	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Kundan Care Products Ltd.	INDIA	Not yet participating
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Non Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Not yet participating
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	Not yet participating
Gold	L'Orfebre S.A.	ANDORRA	Conformant
Gold	Lingbao Gold Co., Ltd.	CHINA	Not yet participating
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Not yet participating
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Not yet participating
Gold	Marsam Metals	BRAZIL	Conformant
Gold	Materion	UNITED STATES OF AMERICA	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	MD Overseas	INDIA	Not yet participating
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	Not yet participating
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	Modeltech Sdn Bhd	MALAYSIA	Non Conformant
Gold	Morris and Watson	NEW ZEALAND	Not yet participating
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Conformant
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant

Metal	Facility Name[1]	Facility Location[2]	Status[3]
Gold	PAMP S.A.	SWITZERLAND	Conformant
Gold	Pease & Curren	UNITED STATES OF AMERICA	Not yet participating
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Not yet participating
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	PX Précinox S.A.	SWITZERLAND	Conformant
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	Not yet participating
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	Not yet participating
Gold	REMONDIS PMR B.V.	NETHERLANDS	Conformant
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	SAAMP	FRANCE	Conformant
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	Conformant
Gold	Safimet S.p.A	ITALY	Conformant
Gold	SAFINA A.S.	CZECHIA	Conformant
Gold	Sai Refinery	INDIA	Not yet participating
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Conformant
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	Not yet participating
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA	Active
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Conformant
Gold	Sellem Industries Ltd.	MAURITANIA	Not yet participating
Gold	SEMPSA Joyería Platería S.A.	SPAIN	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	Conformant
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	Not yet participating
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Not yet participating
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	Not yet participating
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	Sovereign Metals	INDIA	Not yet participating
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Not yet participating
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Not yet participating
Gold	T.C.A S.p.A	ITALY	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant

Metal	Facility Name[1]	Facility Location[2]	Status[3]
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Not yet participating
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Valcambi S.A.	SWITZERLAND	Conformant
Gold	WEEEREFINING	FRANCE	Active
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Not yet participating
Gold	Zhongkuang Gold Industry Co., Ltd.	CHINA	Not yet participating
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Tantalum	Asaka Riken Co., Ltd.	JAPAN	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	KEMET de Mexico	MEXICO	Conformant
Tantalum	LSM Brasil S.A.	BRAZIL	Conformant
Tantalum	Meta Materials	NORTH MACEDONIA, REPUBLIC OF	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Tantalum	Mineração Taboca S.A.	BRAZIL	Conformant
Tantalum	Mitsui Mining & Smelting	JAPAN	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant

Metal	Facility Name[1]	Facility Location[2]	Status[3]
Tantalum	NPM Silmet AS	ESTONIA	Conformant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Conformant
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant
Tantalum	TANIOBIS Co., Ltd.	THAILAND	Conformant
Tantalum	TANIOBIS GmbH	GERMANY	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	CHINA	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tin	Alpha	UNITED STATES OF AMERICA	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Not yet participating
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	Active
Tin	CRM Synergies	SPAIN	Active
Tin	CV Ayi Jaya	INDONESIA	Not yet participating
Tin	CV Venus Inti Perkasa	INDONESIA	Active
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Non Conformant
Tin	Dowa	JAPAN	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Non Conformant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Estanho de Rondônia S.A.	BRAZIL	Active
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	Fenix Metals	POLAND	Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	Not yet participating
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Non Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant

Metal	Facility Name[1]	Facility Location[2]	Status[3]
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
Tin	Luna Smelter, Ltd.	RWANDA	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	Conformant
Tin	Mineração Taboca S.A.	BRAZIL	Conformant
Tin	Minsur	PERU	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	Conformant
Tin	Modeltech Sdn Bhd	MALAYSIA	Non Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Not yet participating
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	Active
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	Operaciones Metalúrgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Pongpipat Company Limited	MYANMAR	Not yet participating
Tin	Precious Minerals and Smelting Limited	INDIA	Non Conformant
Tin	PT Aries Kencana Sejahtera	INDONESIA	Not yet participating
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	Conformant
Tin	PT Babel Surya Alam Lestari	INDONESIA	Conformant
Tin	PT Bangka Serumpun	INDONESIA	Conformant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Not yet participating
Tin	PT Bukit Timah	INDONESIA	Active
Tin	PT Cipta Persada Mulia	INDONESIA	Conformant
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	Not yet participating
Tin	PT Masbro Alam Stania	INDONESIA	Active
Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	PT Mitra Sukses Globalindo	INDONESIA	Active
Tin	PT Panca Mega Persada	INDONESIA	Not yet participating
Tin	PT Prima Timah Utama	INDONESIA	Conformant
Tin	PT Rajawali Rimba Perkasa	INDONESIA	Conformant

Metal	Facility Name[1]	Facility Location[2]	Status[3]
Tin	PT Rajehan Ariq	INDONESIA	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tin	PT Sukses Inti Makmur	INDONESIA	Active
Tin	PT Timah Nusantara	INDONESIA	Active
Tin	PT Timah Tbk Kundur	INDONESIA	Conformant
Tin	PT Timah Tbk Mentok	INDONESIA	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Conformant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
Tin	Soft Metais Ltda.	BRAZIL	Conformant
Tin	Super Ligas	BRAZIL	Active
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Conformant
Tin	Thaisarco	THAILAND	Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Not yet participating
Tin	VQB Mineral and Trading Group JSC	VIET NAM	Not yet participating
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	Yunnan Tin Company Limited	CHINA	Active
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Non Conformant
Tungsten	A.L.M.T. Corp.	JAPAN	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	Conformant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	Active
Tungsten	Artek LLC	RUSSIAN FEDERATION	Not yet participating
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	China Molybdenum Co., Ltd.	CHINA	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Not yet participating
Tungsten	Cronimet Brasil Ltda	BRAZIL	Conformant
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Conformant
Tungsten	Fujian Xinlu Tungsten	CHINA	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant

Metal	Facility Name[1]	Facility Location[2]	Status[3]
Tungsten	GEM Co., Ltd.	CHINA	Active
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Not yet participating
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	Conformant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Masan High-Tech Materials	VIET NAM	Conformant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	Active
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION	Active
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION	Active
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
Tungsten	Unecha Refractory Metals Plant	RUSSIAN FEDERATION	Conformant
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Conformant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant

1.Entities that have been reported to us by our 3TG Direct Suppliers as part of their supply chain for conflict minerals and that are recognized by RMI (as of the 2022 Cut-Off Date) to be smelters, refiners, recyclers or scrap processors of conflict minerals (i.e., the “3TG facilities”). The facility names are listed as they appear on the RMI Facility Database. A company appears more than once if it was reported to us for more than one facility (i.e., smelter, refiner, recycler, or scrap processor) that is processing different types of minerals or metals.
2.The facility locations are listed as they appear for each of the 3TG facilities on the RMI Facility Database.
3.Conformant refers to 3TG facilities that are listed by RMI (as of the 2022 Cut-Off Date) as (a) conformant with RMAP protocols or (b) certified or accredited by a similar independent assessment program such as the RJC Chain-of-Custody and Code of Practices Program, or the LBMA Responsible Gold Programme. Active refers to smelter or refiner facilities that are engaged in RMAP but not yet conformant (as of the 2022 Cut-Off Date). Non-conformant refers to facilities that are non-conformant to the RMAP standard (as of the 2021 Cut-Off Date). Not yet participating refers to 3TG facilities that are not engaged with an audit program.